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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                             THE COASTAL CORPORATION
             (Exact name of registrant as specified in its charter)



                Delaware                                    74-1734212
       (State of incorporation                           (I.R.S. Employer
           or organization)                             Identification No.)

               Coastal Tower
            Nine Greenway Plaza
               Houston, Texas                                77046-0995
     (Address of principal executive offices)                (Zip Code)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. X

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. ____

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                    Name of each exchange
          to be so registered                     on which each class
          -------------------                     is to be registered
                                                 ----------------------
      7.75% Senior Debentures                    New York Stock Exchange
      due October 15, 2035

Securities to be registered pursuant to Section 12(g) of the Act:

      None
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Item 1.     Description of Registrant's Securities to be Registered.

     The securities registered consist of $150,000,000 principal amount of 7.75% Senior Debentures, due October 15, 2035, of the Registrant as described in the Prospectus dated October 16, 1995, as filed with the Securities and Exchange Commission on October 17, 1995, under the caption "Description of Debt Securities" on pages 4 through 9 thereof, which is incorporated herein by reference and as further described in the Prospectus Supplement dated October 16, 1995, and filed with the Securities and Exchange Commission on October 17, 1995, under the caption "Description of Securities" on pages S-2 through S-4 thereof, which is incorporated herein by reference.

Item 2.     Exhibits.

 I.1.a.+ - Prospectus dated October 16, 1995, filed with the Securities and Exchange Commission on October 17, 1995, and Prospectus Supplement dated October 16, 1995, filed with the Securities and Exchange Commission on October 17, 1995.

I.1.b.+ - Indenture dated as of September 15, 1992 between the Registrant and NationsBank of Texas, National Association, as Trustee (filed as
           Exhibit I.2.k. to the Registrant's Form 8-A filing on May 24, 1993).

I.1.c.* - Second Supplemental Indenture dated as of October 19, 1995 between the Registrant and NationsBank of Texas, National Association, as Trustee.
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+ Incorporated by reference.
* Filed herewith.



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             THE COASTAL CORPORATION
                                                   (Registrant)



Date: November 1, 1995                  By:        AUSTIN M. O'TOOLE
                                             -------------------------------
                                                   Austin M. O'Toole
                                                 Senior Vice President
                                                    and Secretary